EXHIBIT 3.1

ROSS MILLER
Secretary of State                                                                          Document Number: 20100305678-72
204 North Carson Street, Suite 4                                                 Filed in the Office of  /s/ Ross Miller
Carson City, Nevada 89701-4520                                                 Secretary of State, State of Nevada
(775) 684-5708                                                                                Filing Date and Time: 05/04/2010 12:50 PM
Website: www.nvsos.gov                                                               Entity Number: E0213212010-8

ARTICLES OF INCORPORATION
(Pursuant to NRS Chapter 78)

1. Name of Corporation:	CHINA SHOUGUAN MINING CORPORATION

2. Registered Agent for Service of Process:	Commercial Registered Agent: CSC SERVICES OF NEVADA, INC.

3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value:150,000,000 Par value per share: $.0001

4. Names and Address of the Board of Directors:	Harry J. Orfanos, 4666 Mission Ave, Suite 1, San Diego, CA. 92116

5. Purpose:	To engage in any legal activity

6. Name, Address and Signature of Incorporator:	CSC SERVICES OF NEVADA, INC., 502 East John Street, Carson City, NV. 89706 /s/ C. Woodgate

7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Regisetred Agent for the above named Entity. /s/ C. Woodgate Date: 5/4/10

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

CERTIFICATE OF AMENDMENT
(Pursuant to NRS 78.380)

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporation
(Pursuant to NRS 78.380 – Before Issuance of Stock

1.	Name of corporation: CHINA SHOUGUAN MINING CORPORATION

2.	The articles have been amended as follows:

Article 3 of the Articles of Incorporation is hereby amended to read as follows:

Number of shares with par value:  300,000,000

Par value per share: $0.0001

3.	The undersigned declare that they constitute at least two-thirds of the following:

X   Incorporators                   ____ Board of Directors

4.	Effective date of filing: (optional)

5.	The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6.	Signatures:

/s/ Harry J. Orfanos
(Authorized Signature)